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                                                                       EXHIBIT 5
                                                September 11, 1997

Standard Management Corporation
9100 Keystone Crossing
Indianapolis, Indiana 46240

     Re: Registration of $21,090,841 maximum aggregate value of Shares of Common
         Stock

Ladies and Gentlemen:

     I have acted as counsel to Standard Management Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of $21,090,841 maximum aggregate value of shares of common stock, without par value, of the Company ("Company Common Stock") to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of December 19, 1996, as amended (the "Merger Agreement"), among the Company, Standard Acquisition Corporation, a North Carolina corporation and a wholly-owned subsidiary of the Company ("Sub"), and Savers Life Insurance Company, a North Carolina domestic stock insurance company ("Savers Life"), which provides for the merger (the "Merger") of Sub with and into Savers Life, with Savers life surviving as a wholly-owned subsidiary of the Company. Subject to the terms and conditions of the Merger Agreement, holders of Common Stock, no par value ("Savers Life Common Stock"), of Savers Life will receive the following consideration for each share of Savers Life Common Stock held immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger: (i) $1.50 in cash, which the holder of such share of Savers Life Common Stock may elect to receive in shares of Company Common Stock, (ii) $6.50 in value of shares of Company Stock, the number of such shares, to be rounded to the nearest hundredth of a share, determined by dividing $6.50 by the average of the closing trading prices as reported by The Nasdaq National Market ("Nasdaq") (the "Average Trading Price") of Company Common Stock for the ten consecutive trading days ending on the fifth day prior to the earlier of the SMC Annual Meeting or the Savers Life Special Meeting, plus (iii) the right to receive the Performance Premium (as defined in the Prospectus that is a part of The Registration Statement), if any.

     For the purpose of rendering the opinions expressed below, I have reviewed the Merger Agreement, the Registration Statement and the Exhibits to the latter. I have also examined the originals, or copies of originals certified or otherwise identified to my satisfaction, of the corporate records of the Company and of such other agreements, documents, instruments and certificates of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied myself as to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed below. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

     Based on the foregoing, it is my opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Indiana.

     2. Each share of Company Common Stock issued as consideration for the Merger (the "Merger Shares") other than shares attributable to the Performance Premium will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) the Merger shall have become effective under the North Carolina Business Corporation Act (the "NCBCA").

     3. Each Merger Share which is attributable to the Performance Premium will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the NCBCA; and (iii) the related
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Performance Premium Payment shall have become payable and been made in accordance with the terms of the Merger Agreement.

     The foregoing opinions are limited to the federal laws of the United States of America and the Indiana Business Corporation Law. I express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the Merger Shares.

     I hereby consent to the filling of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Stephen M. Coons
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